The Scotts Miracle-Gro Company NEWS

ScottsMiracle-Gro Announces Second Quarter Results;
Strong Consumer Support Drives Sales and Earnings Growth

•	Global Consumer sales increase 8% excluding foreign exchange; up 4% reported

•	Company-wide adjusted gross margin rate improves 150 basis points

•	Adjusted earnings per share of $1.25; Reported earnings per share of $1.18

•	Consumer purchases at major U.S. retailers increase 18 percent

•	Company expects full-year adjusted EPS in the upper half of previous guidance

MARYSVILLE, Ohio (April 28, 2009) – The Scotts Miracle-Gro Company (NYSE: SMG), the world’s leading marketer of branded consumer lawn and garden products, announced that high levels of retailer support and consumer demand resulted in strong second quarter earnings and momentum entering the critical months of the lawn and garden season.

“In the face of a deteriorating economy, the lawn and garden category continues to show its resiliency, and we continue to see the power of our brands,” said Jim Hagedorn, chairman and chief executive officer. “The strong level of consumer demand in the category now gives us confidence that adjusted earnings will be in the upper half of our guidance of $2.10 to $2.30 per share. While it’s still early, we could see upside to our projections if current trends in the core business continue throughout the balance of the lawn and garden season.

“The results so far in April are encouraging, as the past two weeks have each resulted in record levels of consumer purchases of our products at our major retail partners in the United States.”

SECOND QUARTER DETAILS

Company-wide sales of $960.1 million led to adjusted net income for the quarter of $82.5 million, or $1.25 per share, compared with $77.7 million, or $1.19 per share, for the same period last year. This result excludes the impact of product registration and recall costs. Including those items, reported net income was $77.4 million, or $1.18 per share, compared with $58.0 million, or $0.88 per share, for the same period last year.

Sales in Global Consumer – which is comprised of both the North America and Europe consumer businesses – increased by 4 percent to $833.7 million from $801.9 million for the same period last year. Excluding the impact of foreign exchange, sales for Global Consumer increased 8 percent.

Reported sales in the North American consumer business increased by 10 percent in the quarter. Consumer sell-through of the Company’s products at retailers in the United States – as measured by available point of sale data – improved 18 percent led by strong growth in both lawn fertilizer and growing media. Reported sales in the European consumer business decreased by 25 percent on a reported basis and 7 percent in local currency, primarily due to delayed purchases by several key retailers.

Adjusted operating income for the Global Consumer segment improved to $199.3 million from $179.2 million for the same period last year, an 11 percent increase.

 “Retail inventory levels are appropriate as we head into the peak of the season,” Hagedorn said. “We’re encouraged with the level of consumer activity and the strong support the category is receiving from our retail partners.”

Scotts LawnService reported a 3 percent increase in sales to $32.8 million from $32.0 million. Strong cost controls resulted in a 13 percent reduction in operating loss, improving to a loss of $16.2 million compared with $18.5 million a year ago.

Global Professional sales declined by 25 percent to $74.5 million from $99.5 million last year. Excluding the impact in changes in foreign currency, sales declined 11 percent primarily due to slower sales within North America as professional growers and distributors decided to lower their inventory and delay purchases of fertilizers and other inputs. Operating income for the segment decreased to $8.0 million from $16.3 million for the same period last year.

Smith and Hawken reported $19.3 million in sales compared with $24.8 million last year, driven by a decline in both retail and trade sales.

For the quarter, adjusted gross margin increased to 37.6 percent compared with 36.1 percent a year earlier. Selling, general and administrative expenses (SG&A) increased 4 percent in the quarter to $215.9 million from $208.4 million a year earlier.

“We are extremely pleased with the improvement in gross margin rates,” said Dave Evans, chief financial officer. “We established a goal of restoring gross margin rates to historic levels in order to continue investing in key initiatives to drive future growth. This is a step in the right direction.”

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) increased 6 percent to $154.2 million from $145.7 million a year ago.

FIRST HALF DETAILS

Company-wide net sales through the first six months were $1.28 billion, a 1 percent increase from a year ago.  Excluding the impact of foreign exchange, sales increased 6 percent.

Global Consumer sales increased 5 percent to $1.02 billion versus $968.8 million for last year’s comparable period. Scotts LawnService sales increased 1 percent to $71.3 million. Smith & Hawken reported $51.3 million in sales, down 22 percent.  Global Professional reported sales of $140 million down 14 percent for the same period last year.  Excluding the impact of foreign exchange, Global Professional sales were essentially flat.

“Our Global Professional business has clearly started the year slower than we anticipated,” Hagedorn said. “While trends are improving, we now believe this business will see a decline in sales from 2008 even after excluding the impact from currency.”

For the first six months, company-wide adjusted gross margin improved 190 basis points to 34.9 percent compared with 33 percent.  SG&A increased 5 percent to $369.1 million.

Adjusted EBITDA in the first six months increased 3 percent to $95.9 million versus $93.1 million in the comparable period last year.

Adjusted net income for the first six months – which excludes costs related to the product registration and recall matters – increased 45 percent to $30.4 million, or $0.46 per share, compared with $20.9 million, or $0.32 per share, a year earlier. Reported net income was $20.4 million, or $0.31 per share, compared with $1.2 million, or $0.02 per share, the same period last year.

“In addition to improved gross margin rates, we’re also seeing strong working capital management,” Evans said. “We are increasingly confident in our estimates that free cash flow will range from $150 million to $170 million for the full year.”

The Company will discuss its second quarter results during a Webcast and conference call at 9 a.m. Eastern Time today.  The call will be available live on the Investor Relations section of the ScottsMiracle-Gro Web site, http://investor.scotts.com.

An archive of the Webcast, as well as accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the call, will be available on the Web site for at least 12 months.

About ScottsMiracle-Gro

With nearly $3 billion in worldwide sales and more than 6,000 associates, The Scotts Miracle-Gro Company, through its wholly-owned subsidiary, The Scotts Company LLC, is the world's largest marketer of branded consumer products for lawn and garden care, with products for professional horticulture as well.  The Company’s brands are the most recognized in the industry.  In the U.S., the Company's Scotts®, Miracle-Gro®, Ortho® and Smith & Hawken brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto.  In the U.S., we operate Scotts LawnService®, the second largest residential lawn care service business. In Europe, the Company’s brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligene® and Substral®. For additional information, visit us at www.scotts.com.

Statement under the Private Securities Litigation Act of 1995: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are forward looking in nature. Actual results could differ materially from the forward-looking information in this release, due to a variety of factors, including, but not limited to:

•	Adverse weather conditions could adversely affect the Company’s sales and financial results;

•
Failure to remain in compliance with the Company’s debt covenants could result in the acceleration of the indebtedness, increase the Company’s interest expense and harm the Company’s ability to obtain additional credit or maintain its existing credit without significant costs, and therefore, could adversely affect the Company’s liquidity and financial health;

•
Public perceptions regarding the safety of our products, and/or compliance with heightened environmental and other public health regulations, could increase the Company’s cost of doing business and/or negatively impact sales;

•
Costs associated with the Company’s previously announced product recalls and product registration issues and the corresponding governmental investigation, including recall costs, legal and advertising expenses, lost sales and potential fines, penalties and/or judgments could adversely affect the Company’s financial results;

•
The loss of one or more of the Company’s top customers could adversely affect the Company’s financial results because of the concentration of the Company’s sales with a small number of retail customers;

•	The Company’s international operations make the Company susceptible to fluctuations in currency exchange rates and to the costs of international regulation.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports.

Contact:
Jim King
Senior Vice President
Investor Relations & Corporate Affairs
(937) 578-5622

THE SCOTTS MIRACLE-GRO COMPANY
Results of Operations for the Three and Six Months
Ended March 28, 2009 and March 29, 2008
(in millions, except per share data)
(Unaudited)
Note: See Accompanying Footnotes on Page 11

		Three Months Ended			Six Months Ended
		March 28,	March 29,	%	March 28,	March 29,	%
	Footnotes	2009	2008	Change	2009	2008	Change

Net sales		$960.1	$958.0	0%	$1,278.1	$1,266.7	1%
Cost of sales		599.3	612.6		831.8	850.0
Cost of sales - product registration and recall matters		2.5	22.6		3.8	22.6

Gross profit		358.3	322.8	11%	442.5	394.1	12%
% of sales		37.3%	33.7%		34.6%	31.1%

Operating expenses:
Selling, general and administrative		215.9	208.4	4%	369.1	352.7	5%
Product registration and recall matters		5.5	1.2		11.7	1.2
Other income, net		-	(1.0)		(2.4)	(4.2)

Total operating expenses		221.4	208.6	6%	378.4	349.7	8%

Income from operations		136.9	114.2	20%	64.1	44.4	44%
% of sales		14.3%	11.9%		5.0%	3.5%

Interest expense		15.9	23.5		32.2	42.5

Income before taxes		121.0	90.7	33%	31.9	1.9

Income tax expense		43.6	32.7		11.5	0.7

Net income		77.4	58.0	33%	20.4	1.2

Basic income per share	(1)	$1.19	$0.90	32%	$0.31	$0.02

Diluted income per share	(2)	$1.18	$0.88	34%	$0.31	$0.02

Common shares used in basic income per share calculation		64.9	64.4		64.8	64.3

Common shares and potential common shares used in diluted income per share calculation		65.8	65.6		65.7	65.7

Results of operations excluding product registration and recall charges:

Adjusted net income	(4)	$82.5	$77.7	6%	$30.4	$20.9	45%

Adjusted diluted income per share	(2)(4)	$1.25	$1.19	5%	$0.46	$0.32	45%

Adjusted EBITDA	(3)(4)	$154.2	$145.7	6%	$95.9	$93.1	3%

THE SCOTTS MIRACLE-GRO COMPANY
Net Sales by Segment for the Three and Six Months
Ended March 28, 2009 and March 29, 2008 (a)
(in millions)
(Unaudited)

	Three Months Ended
	March 28,	March 29,
	2009	2008	% Change

Global Consumer	$833.7	$801.9	4%

Global Professional	74.5	99.5	-25%

Scotts LawnService®	32.8	32.0	3%

Corporate & Other	19.1	24.6	-22%

Consolidated	$960.1	$958.0	0%

	Six Months Ended
	March 28,	March 29,
	2009	2008	% Change

Global Consumer	$1,016.0	$968.8	5%

Global Professional	140.0	161.9	-14%

Scotts LawnService®	71.3	70.3	1%

Corporate & Other	50.8	65.7	-23%

Consolidated	$1,278.1	$1,266.7	1%

(a)
Excluding the impact of product recalls, the change in net sales for the three and six  months ended March 28, 2009 would have been as follows: Global Consumer an increase of 2% and 3%, respectively; Scotts LawnService® an increase of 1% in each period; and Consolidated a decline of 2% and 1%, respectively.

THE SCOTTS MIRACLE-GRO COMPANY
Consolidated Balance Sheets
March 28, 2009, March 29, 2008 and September 30, 2008
(in millions)
(Unaudited)

	March 28,	March 29,	September 30,
	2009	2008	2008

ASSETS
Current assets
Cash and cash equivalents	$48.1	$76.9	$84.7
Accounts receivable, net	1,008.4	1,035.1	406.4
Inventories, net	667.6	625.1	415.9
Prepaids and other current assets	159.9	159.7	137.9

Total current assets	1,884.0	1,896.8	1,044.9

Property, plant and equipment, net	335.5	363.3	344.1
Goodwill, net	368.0	467.3	377.7
Other intangible assets, net	361.5	417.9	367.2
Other assets	18.9	25.6	22.4

Total assets	$2,967.9	$3,170.9	$2,156.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current portion of debt	$396.0	$281.8	$150.0
Accounts payable	352.3	368.0	207.6
Other current liabilities	382.7	421.2	320.5

Total current liabilities	1,131.0	1,071.0	678.1

Long-term debt	1,196.2	1,445.9	849.5
Other liabilities	187.5	187.8	192.0

Total liabilities	2,514.7	2,704.7	1,719.6

Shareholders' equity	453.2	466.2	436.7

Total liabilities and shareholders' equity	$2,967.9	$3,170.9	$2,156.3

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items for the Three
Months Ended March 28, 2009 and March 29, 2008
(in millions, except per share data)
(Unaudited)
Note:  See Notes 3 and 4 to the Accompanying Footnotes on Page 11

	Three Months Ended March 28, 2009			Three Months Ended March 29, 2008
	As Reported	Product Registration and Recall Matters	Adjusted	As Reported	Product Registration and Recall Matters	Adjusted
Net sales	$960.1	$-	$960.1	$958.0	$(19.0)	$977.0
Cost of sales	599.3	-	599.3	612.6	(12.0)	624.6
Cost of sales - product registration and recall matters	2.5	2.5	-	22.6	22.6	-

Gross profit	358.3	(2.5)	360.8	322.8	(29.6)	352.4
% of sales	37.3%		37.6%	33.7%		36.1%

Operating expenses:
Selling, general and administrative	215.9	-	215.9	208.4	-	208.4
Product registration and recall matters	5.5	5.5	-	1.2	1.2	-
Other income, net	-	-	-	(1.0)	-	(1.0)

Total operating expenses	221.4	5.5	215.9	208.6	1.2	207.4

Income from operations	136.9	(8.0)	144.9	114.2	(30.8)	145.0
% of sales	14.3%		15.1%	11.9%		14.8%

Interest expense	15.9	-	15.9	23.5	-	23.5

Income before taxes	121.0	(8.0)	129.0	90.7	(30.8)	121.5

Income tax expense	43.6	(2.9)	46.5	32.7	(11.1)	43.8

Net income	$77.4	$(5.1)	$82.5	$58.0	$(19.7)	$77.7

Basic income per share	$1.19	$(0.08)	$1.27	$0.90	$(0.31)	$1.21

Diluted income per share	$1.18	$(0.08)	$1.25	$0.88	$(0.30)	$1.19

Common shares used in basic income per share calculation	64.9	64.9	64.9	64.4	64.4	64.4

Common shares and potential common shares used in diluted income per share calculation	65.8	65.8	65.8	65.6	65.6	65.6

Net income	$77.4			$58.0
Income tax expense	43.6			32.7
Interest expense	15.9			23.5
Depreciation	11.7			13.3
Amortization, including marketing fees	3.1			4.1
Product registration and recall matters, non-cash portion	2.5			14.1

Adjusted EBITDA	$154.2			$145.7

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items for the Six
Months Ended March 28, 2009 and March 29, 2008
(in millions, except per share data)
(Unaudited)
Note:  See Notes 3 and 4 to the Accompanying Footnotes on Page 11

	Six Months Ended March 28, 2009			Six Months Ended March 29, 2008
	As Reported	Product Registration and Recall Matters	Adjusted	As Reported	Product Registration and Recall Matters	Adjusted
Net sales	$1,278.1	$(0.3)	$1,278.4	$1,266.7	$(19.0)	$1,285.7
Cost of sales	831.8	(0.2)	832.0	850.0	(12.0)	862.0
Cost of sales - product registration and recall matters	3.8	3.8	-	22.6	22.6	-

Gross profit	442.5	(3.9)	446.4	394.1	(29.6)	423.7
% of sales	34.6%		34.9%	31.1%		33.0%

Operating expenses:
Selling, general and administrative	369.1	-	369.1	352.7	-	352.7
Product registration and recall matters	11.7	11.7	-	1.2	1.2	-
Other income, net	(2.4)	-	(2.4)	(4.2)	-	(4.2)

Total operating expenses	378.4	11.7	366.7	349.7	1.2	348.5

Income from operations	64.1	(15.6)	79.7	44.4	(30.8)	75.2
% of sales	5.0%		6.2%	3.5%		5.8%

Interest expense	32.2	-	32.2	42.5	-	42.5

Income before taxes	31.9	(15.6)	47.5	1.9	(30.8)	32.7

Income tax expense	11.5	(5.6)	17.1	0.7	(11.1)	11.8

Net income	$20.4	$(10.0)	$30.4	$1.2	$(19.7)	$20.9

Basic income per share	$0.31	$(0.15)	$0.47	$0.02	$(0.31)	$0.33

Diluted income per share	$0.31	$(0.15)	$0.46	$0.02	$(0.30)	$0.32

Common shares used in basic income per share calculation	64.8	64.8	64.8	64.3	64.3	64.3

Common shares and potential common shares used in diluted income per share calculation	65.7	65.7	65.7	65.7	65.7	65.7

Net income	$20.4			$1.2
Income tax expense	11.5			0.7
Interest expense	32.2			42.5
Depreciation	23.0			26.4
Amortization, including marketing fees	6.6			8.2
Product registration and recall matters, non-cash portion	2.2			14.1

Adjusted EBITDA	$95.9			$93.1

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

Results of Operations

(1)	Basic income per common share is calculated by dividing net income by average common shares outstanding during the period.

(2)
Diluted income per share is calculated by dividing net income by the average common shares and dilutive potential common shares (common stock options, stock appreciation rights, restricted stock and restricted stock units) outstanding during the period.

(3)
"Adjusted EBITDA" is defined as net income before interest, taxes, depreciation and amortization as well as certain other items such as the impact of discontinued operations, the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring, non-cash items affecting net income. Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.

(4)	The Reconciliation of non-GAAP Disclosure Items includes the following non-GAAP financial measures:

Adjusted net income and adjusted diluted income per share - These measures exclude charges or credits relating to refinancings, impairments, restructurings, product registration and recall matters, and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business.

Adjusted EBITDA - The presentation of adjusted EBITDA is provided as a convenience to the Company's lenders because adjusted EBITDA is a component of certain debt covenants.

The Company believes that the disclosure of these non-GAAP financial measures provides useful information to investors or other users of the financial statements, such as lenders.